Exhibit 1.1

6,498,648 Shares

Bluegreen Vacations Corporation

Common Stock

UNDERWRITING AGREEMENT

November 16, 2017

STIFEL, NICOLAUS & COMPANY, INCORPORATED

CREDIT SUISSE SECURITIES (USA) LLC

   As representatives of the several Underwriters

   named in Schedule I hereto

c/o Stifel, Nicolaus & Company, Incorporated

237 Park Avenue, 8th Floor

New York, New York 10017

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue,

New York, New York 10010

Ladies and Gentlemen:

Bluegreen Vacations Corporation, a Florida corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom Stifel, Nicolaus & Company, Incorporated (“Stifel”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”) are acting as representatives (together, “you” or the “Representatives”), and the shareholder of the Company named in Schedule II hereto (the “Selling Shareholder”) proposes to sell to the Underwriters, an aggregate of 6,498,648 shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), of which 3,736,723 shares are to be issued and sold by the Company and 2,761,925 shares are to be sold by the Selling Shareholder.  The Selling Shareholder also proposes to sell to the Underwriters, at the option of the Underwriters, up to an additional 974,797 shares of Common Stock (the “Option Shares” and, together with the Firm Shares, the “Shares”).

The Selling Shareholder has executed and delivered a Custody Agreement and a Power of Attorney in the forms attached as Exhibit A hereto (the “Custody Agreement” and the “Power of Attorney,” respectively) pursuant to which the Selling Shareholder has placed the Firm Shares to be sold by it hereunder in custody and appointed the persons designated therein with authority to

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execute and deliver this Agreement on behalf of the Selling Shareholder and has agreed to take certain other actions with respect thereto and hereto.

The Company and the Selling Shareholder confirm as follows their respective agreements with the Representatives and the several Underwriters.

1.(a)The Company represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof, as of the Closing Date (as defined in Section 4 hereof) and as of each Option Closing Date (as defined in Section 4 hereof), if any:

(i)A registration statement on Form S-1 (File No. 333-221062) in respect of the Shares and one or more pre-effective amendments thereto, if any (collectively, the “Initial Registration Statement”), have been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto and any registration statement increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), each in the form filed with the Commission, have been declared effective by the Commission in such form; no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued, and no proceeding for that purpose has been initiated or, to the knowledge of the Company or the Selling Shareholder, threatened by the Commission; any request on the part of the Commission for additional information from the Company has been satisfied in all material respects; any preliminary prospectus included in the Initial Registration Statement, as originally filed or as part of any amendment thereto, or as filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act (the “Rules and Regulations”), is hereinafter referred to as a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all schedules and exhibits thereto and the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective or part of the Rule 462(b) Registration Statement, if any, at the time it became or hereafter becomes effective, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively referred to as the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter referred to as the “Pricing Prospectus”; the final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter referred to as the “Prospectus”; any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Shares is hereinafter referred to as an “Issuer Free Writing Prospectus”; and all references to the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus, as well as any amendment or supplement to any of the foregoing, shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data

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Gathering, Analysis and Retrieval system (“EDGAR”).  From the earlier of the time of the initial confidential submission of the Registration Statement to the Commission or the first date on which the Company engaged, directly or through any person authorized to act on its behalf, in any “Testing-the-Waters Communication” (defined as any oral or written communication by the Company, or person authorized to act on behalf of the Company, with potential investors undertaken in reliance upon Section 5(d) of the Securities Act) through the date hereof, the Company otherwise has qualified and qualifies as an “emerging growth company” (as defined in Section 2(a) of the Securities Act), in each case, but for the fact that its initial public offering of equity securities occurred on or before December 8, 2011.

(ii)(1)  As of the respective times that the Initial Registration Statement, any post-effective amendment thereto and the Rule 462(b) Registration Statement, if any, became effective and as of the Closing Date and each Option Closing Date, if any, the Initial Registration Statement, any post-effective amendment thereto and the Rule 462(b) Registration Statement, if any, did and will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (2) as of the respective times that the Prospectus or any amendment or supplement thereto was issued and as of the Closing Date and each Option Closing Date, if any, the Prospectus and any amendment or supplement thereto did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in clauses (1) and (2) above shall not apply to statements or omissions made in the Initial Registration Statement, any post-effective amendment thereto, the Rule 462(b) Registration Statement, if any, or the Prospectus or any amendment or supplement thereto in reliance upon and in strict conformity with information furnished to the Company in writing by an Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section 10(b) hereof.  No order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission.

Each Preliminary Prospectus, the Pricing Prospectus, each Issuer Free Writing Prospectus and the Prospectus filed as part of the Initial Registration Statement, as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the requirements of the Securities Act and the Rules and Regulations. Each Preliminary Prospectus, the Pricing Prospectus, each Issuer Free Writing Prospectus and the Prospectus delivered to the Underwriters for use in connection with the public offering contemplated hereby was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

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(iii)For the purposes of this Agreement: the “Applicable Time” is 5:53 p.m. (Eastern time) on the date hereof; the Pricing Prospectus, together with the Issuer Free Writing Prospectuses, if any, each identified on Schedule III hereto (each, a “Permitted Issuer Free Writing Prospectus”), and the other information conveyed to purchasers of the Shares at or prior to the Applicable Time as set forth on Schedule III hereto (collectively, the “Pricing Disclosure Package”), taken together as of the Applicable Time, did not and, at the Closing Date and each Option Closing Date, if any, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; no Permitted Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement, the Pricing Prospectus and the Prospectus; each Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; no individual “Written Testing-the-Waters Communication” (defined as any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act), if any, prepared by or on behalf of the Company conflicts with the information contained in the Registration Statement, the Pricing Prospectus and the Prospectus; each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each “road show” (as defined in Rule 433 under the Securities Act) that is a “written communication” (as defined in Rule 405 under the Securities Act), when considered together with the Pricing Disclosure Package as of the Applicable Time, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided,  however, that the representations and warranties set forth in this Section 1(a)(iii) shall not apply to statements or omissions made in the Registration Statement, the Pricing Prospectus, any Permitted Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or the Prospectus or any amendments or supplements to any of the foregoing in reliance upon and in strict conformity with information furnished to the Company in writing by an Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section 10(b) hereof;

(iv)The Company has filed a registration statement pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to register the Common Stock, and such registration statement has been declared effective by the Commission; and at the time of filing the Initial Registration Statement, the Company was not, and the Company is not, an “ineligible issuer” (as defined in Rule 405 under the Securities Act);

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(v)The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Florida, with an active status and the power and authority (corporate and other) to own, lease and operate its properties, to conduct its business as described in the Pricing Prospectus and to enter into and perform its obligations under this Agreement; and the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not have a material adverse effect on the general affairs, business, prospects, executive management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries (as defined below), considered as one enterprise (a “Material Adverse Effect”);

(vi)Each Significant Subsidiary (meaning any “Significant Subsidiary” as defined in Rule 405 under the Securities Act) has been duly incorporated (or organized) and is validly existing as a corporation (or other organization) in good standing under the laws of the jurisdiction of its incorporation (or organization), with power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Prospectus; each Significant Subsidiary has been duly qualified as a foreign corporation (or other organization) for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect; and all of the issued and outstanding shares of capital stock (or other ownership interests) of each subsidiary of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”) have been duly and validly authorized and issued, are fully paid and non-assessable; and, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as set forth on Schedule IV hereto, the capital stock of each Subsidiary owned by the Company, directly or through other Subsidiaries, is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

(vii)The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and none of the issued and outstanding shares of capital stock of the Company are subject to any preemptive or similar rights;

(viii)The Shares to be issued and sold by the Company hereunder have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly and validly issued, will be fully paid and non-assessable and will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of such Shares is not subject to any preemptive or similar rights;

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(ix)The Shares are approved for listing on the New York Stock Exchange (the “Exchange”), subject only to official notice of issuance;

(x)This Agreement has been duly authorized, executed and delivered by the Company;

(xi)The issuance and sale of the Shares to be sold by the Company hereunder, the execution by the Company of this Agreement, the compliance by the Company with all of the provisions of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement will not, except as would not have a Material Adverse Effect, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any property or asset of the Company or any Subsidiary is subject, nor will such action result in any violation of the provisions of the certificate or articles of incorporation or bylaws (or other organization documents) of the Company or any Subsidiary or, except as would not have a Material Adverse Effect, any statute or any order, rule or regulation of any federal, state, local or foreign governmental or regulatory authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization (each, a “Governmental Authority”) having jurisdiction over the Company or any Subsidiary or any of their respective properties; and no consent, approval, authorization, order, registration, filing or qualification of or with any Governmental Authority is required for the issuance and sale of the Shares to be sold by the Company hereunder or the consummation by the Company of the transactions herein contemplated, except: (1) the registration under the Securities Act of the Shares; (2) such consents, approvals, authorizations, orders, registrations, filings or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; (3) the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements; and (4) any consent, approval, authorization, order, registration, filing or qualification which has been obtained or made or of which the failure to make or obtain would not have a Material Adverse Effect;

(xii)Grant Thornton LLP, who have certified certain financial statements of the Company and the Subsidiaries, are independent public accountants as required by the Securities Act and the Rules and Regulations; such financial statements, together with the related schedules and notes thereto, included in the Registration Statement, the Pricing Prospectus and the Prospectus comply in all material respects with the requirements of the Securities Act and present fairly in all material respects the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement, the Pricing Prospectus and the Prospectus as of the respective dates or for the respective periods to which they apply; such financial statements and the related schedules and notes thereto have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the selected financial data and the summary

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financial data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of such financial statements;;

(xiii)Neither the Company nor any Subsidiary has sustained, since the dates of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus: (1) there has been no change in the capital stock or long-term debt of the Company or any Subsidiary other than changes to long-term debt in the ordinary course of business; (2) there has been no Material Adverse Effect, or any development would reasonably be expected to have a Material Adverse Effect; (3) there have been no transactions entered into, and no obligations or liabilities, contingent or otherwise, incurred, by the Company or any Subsidiary, whether or not in the ordinary course of business, which are material to the Company and the Subsidiaries, considered as one enterprise; and (4) there has been no dividend or distribution of any kind declared or paid by the Company on any class of its capital stock, in the case of clauses (1) – (4), other than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(xiv)Neither the Company nor any Subsidiary is: (1) in violation of its certificate or articles of incorporation or bylaws (or other organization documents); (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable thereto; (3) in violation of any decree of any Governmental Authority having jurisdiction over the Company or any Subsidiary; or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties may be bound; except, in the case of clauses (2), (3) and (4), where such violation or default, individually or in the aggregate, would not have a Material Adverse Effect;

(xv)The Company and each Subsidiary has good and marketable title to all real and personal property owned by it, in each case free and clear of all liens, encumbrances and defects, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary;

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(xvi)Other than as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any Subsidiary is a party or of which any property of the Company or any Subsidiary is or could be subject (A) that, if determined adversely to the Company or such Subsidiary, individually or in the aggregate: (1) would have a Material Adverse Effect; or (2) would prevent or impair the consummation of the transactions herein contemplated; or (B) which are required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and to the Company’s knowledge, no such proceedings are threatened or contemplated by any Governmental Authority or others;

(xvii)The Company and the Subsidiaries (1) possess all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate Governmental Authorities necessary to conduct the businesses now operated by them or proposed to be operated by them in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (2) are in compliance with the terms and conditions of all such Permits and all such Permits are valid and in full force and effect, except, in each case, where such failure to possess, noncompliance, invalidity or failure to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or material modification of any such Permits;

(xviii)The Company and the Subsidiaries own, possess or can acquire on reasonable terms all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, patents and patent rights (collectively, “Intellectual Property”) material to carrying on their businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and neither the Company nor any Subsidiary has received any correspondence relating to any Intellectual Property or any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would render any such Intellectual Property invalid or inadequate to protect the interests of the Company and the Subsidiaries and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have a Material Adverse Effect;

(xix)No strike, work stoppage or other material labor dispute with the employees of the Company or the Subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company has no knowledge of any existing, threatened or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors that, individually or in the aggregate, would have a Material Adverse Effect;

(xx)The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company

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nor any Subsidiary has been refused any material insurance coverage sought or applied for; and the Company has no reason to believe that either it or any Subsidiary will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

(xxi)The Company and each Subsidiary have made and keep books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and the Subsidiaries; and the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(xxii)Since the date of the latest audited financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus: (a) the Company has not been advised of any (1) significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its Subsidiaries to record, process, summarize and report financial data, (2) material weaknesses in internal controls or (3) fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each Subsidiary; and (b) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxiii)The Company maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) that comply with applicable requirements of the Exchange Act and are designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Chief Executive Officer and Chief Financial Officer of the Company by others within the Company or its Subsidiaries, and such disclosure controls and procedures are effective for the functions for which they were established;

(xxiv)All U.S. federal income tax returns of the Company and the  Subsidiaries required by law to be filed have been filed, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided; the Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not have a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, except for such taxes, if any, as are being contested in good faith and as to which adequate

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reserves have been provided; and the charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not have a Material Adverse Effect;

(xxv)(1) Neither the Company nor any Subsidiary is in violation of, or has any liability or cost under, any statute or any rule, regulation, decision or order of any Governmental Authority relating to pollution, to the production, use, handling, transportation, treatment, storage, discharge, disposal or release of hazardous or toxic substances, to the protection or restoration of the environment or natural resources, to health and safety, including as such relates to exposure to hazardous or toxic substances, or to natural resource damages (collectively, “Environmental Laws”); (2) neither the Company nor any Subsidiary is liable for any release or threatened release of any substance that is subject to any Environmental Laws, including at any off-site treatment, storage or disposal site; (3) neither the Company nor any Subsidiary is subject to any claim by any Governmental Authority relating to Environmental Laws or any substance that is subject to any Environmental Laws and the Company has no knowledge of any pending investigation which might lead to such a claim; and (4) the Company and the Subsidiaries have received and are in compliance with all Permits or other approvals required under applicable Environmental Laws to conduct their respective businesses; except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect; and the Company has no knowledge of any pending investigation which might lead to such a claim;

(xxvi)Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is maintained, administered or contributed to by the Company or any Subsidiary for employees or former employees of the Company and its affiliates or for which the Company or any Subsidiary would have any liability (each, a “Plan”) has been maintained and operated in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except to the extent that failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect; no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification; and there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Authority with respect to any Plan that would have a Material Adverse Effect;

(xxvii) Neither the Company nor any Subsidiary, nor any of its or their respective directors or officers, nor, to the knowledge of the Company, any other employee, agent, affiliate or person associated with or acting on behalf of the Company or any

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Subsidiary has:  (1) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (2) made or taken any act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or government-controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (3) violated, or is in violation of, any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom (the “UK Bribery Act”) or any other applicable anti-bribery or anti-corruption law; or (4) made, offered, agreed, requested or taken any act in furtherance of any unlawful bribe, including, without limitation, any unlawful rebate, payoff, influence payment, kickback or other unlawful payment or benefit;

(xxviii)The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any Subsidiary conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or Governmental Authority involving the Company or any Subsidiary with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxix)Neither the Company nor any Subsidiary, nor any of its or their respective directors or officers, nor, to the Company’s knowledge, any other employee, agent, affiliate or person associated with or acting on behalf of the Company or any Subsidiary is currently subject to any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) (including, without limitation, the designation as a “specially designated national” or “blocked person”) (collectively, “Sanctions”), nor is the Company or any Subsidiary located, organized or resident in a country or territory that is the subject of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered or enforced by OFAC;

(xxx)The Company, its Subsidiaries and the Company’s directors are in compliance, in all material respects, with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder;

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(xxxi)There are no persons with registration or other similar rights to have securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, except for the Shares to be sold by the Selling Shareholder;

(xxxii) The Company is not and, after giving effect to the offering and sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Pricing Disclosure Package, will not be an “investment company” (as defined in the Investment Company Act of 1940, as amended);

(xxxiii) The Company has not distributed and, prior to the later to occur of the Closing Date and the completion of the distribution of the Shares, will not distribute any offering materials in connection with the offering and sale of the Shares, other than the Pricing Prospectus, the Prospectus and, subject to compliance with Section 6 hereof, any Permitted Issuer Free Writing Prospectus; the Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares; the Company has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers (within the meaning of Rule 144A under the Securities Act) or institutions that are accredited investors (within the meaning of Rule 501 under the Securities Act); the Company has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications; the Company reconfirms that the Representatives have been authorized, in accordance with agreed upon procedures, to act on its behalf in undertaking Testing-the-Waters Communications (provided, however, that the Underwriters acknowledge that no such undertakings have been made by the Underwriters on the Company’s behalf other than as listed on Schedule V hereto); and the Company has not distributed any Written Testing-the-Waters Communication other than as listed on Schedule V hereto; and

(xxxiv)The statistical and market and industry-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects, or represent the Company’s good faith estimates that are made on the basis of data derived from such sources; and the Company has obtained the written consent to the use of such data from the sources thereof to the extent required.

(b)The Selling Shareholder represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof, as of the Closing Date and as of each Option Closing Date, if any:

(i)The Selling Shareholder has full right, power and authority to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, assign, transfer and deliver the Shares to be sold by the Selling Shareholder hereunder;

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(ii)This Agreement, the Custody Agreement and the Power of Attorney have each been duly authorized, executed and delivered by the Selling Shareholder, and, assuming due execution by all other parties hereto or thereto, each constitutes the legal, valid and binding obligation of the Selling Shareholder, enforceable against the Selling Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general principles of equity;

(iii)The Selling Shareholder has been duly organized and is validly existing as a limited liability company with an active status under the laws of the State of Florida;

(iv)The sale of the Shares to be sold by the Selling Shareholder hereunder, the execution by the Selling Shareholder of this Agreement, the Custody Agreement and the Power of Attorney, the compliance by the Selling Shareholder with all of the provisions of this Agreement, the Custody Agreement and the Power of Attorney, and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any property or asset of the Selling Shareholder is subject, (B) result in any violation of the provisions of (1) the Articles of Organization or operating agreement of the Selling Shareholder or (2) any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over the Selling Shareholder or any of its properties, except in the case of (A) and (B)(2) as would not, individually or in the aggregate, materially prevent or impair the consummation of the transactions contemplated herein or in the Custody Agreement or the Power of Attorney; and no consent, approval, authorization, order, registration, filing or qualification of or with any Governmental Authority or other third party is required for the execution and delivery by the Selling Shareholder of the Agreement, the Custody Agreement and the Power of Attorney, and the sale of the Shares to be sold by the Selling Shareholder hereunder or the consummation by the Selling Shareholder of the transactions contemplated hereby and by the Custody Agreement and the Power of Attorney, except: (1) the registration under the Securities Act of the Shares by the Company; (2) such consents, approvals, authorizations, orders, registrations, filings or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; (3) the approval by FINRA of the underwriting terms and arrangements; and (4) any consent, approval, authorization, order, registration, filing or qualification of which the failure to obtain would not individually or in the aggregate, materially prevent or impair the consummation of the transactions contemplated herein or in the Custody Agreement or the Power of Attorney;

(v)The Selling Shareholder has, and immediately prior to the Closing Date will have, good and valid title to the Shares to be sold by the Selling Shareholder hereunder on such date, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to

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such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the Underwriters;

(vi)The Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vii)There are no legal  or governmental proceedings pending to which the Selling Shareholder is a party or of which any property of the Selling Shareholder is or could be the subject that, if determined adversely to the Selling Shareholder, individually or in the aggregate, would prevent or impair the consummation of the transactions contemplated herein or in the Custody Agreement or the Power of Attorney;

(viii)The sale of the Shares by the Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company or any Subsidiary that is not set forth in the Registration Statement, the Pricing Prospectus and the Prospectus;

(ix)The Selling Shareholder has not distributed and will not distribute any prospectus or other offering materials in connection with the offering and sale of the Shares;

(x)(1)  As of the respective times that the Initial Registration Statement, any post-effective amendment thereto and the Rule 462(b) Registration Statement, if any, became effective and as of the Closing Date and each Option Closing Date, if any, the Initial Registration Statement, any post-effective amendment thereto and the Rule 462(b) Registration Statement, if any, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (2) as of the respective times that the Prospectus or any amendment or supplement thereto was issued and as of the Closing Date and each Option Closing Date, if any, the Prospectus or any amendment or supplement thereto did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in clauses (1) and (2) above shall not apply to statements or omissions made in the Initial Registration Statement, any post-effective amendment thereto, the Rule 462(b) Registration Statement, if any, or the Prospectus or any amendment or supplement thereto in reliance upon and in strict conformity with information furnished to the Company in writing by an Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section 10(b) hereof; and

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(xi)The Selling Shareholder represents and warrants that it is not: (1) an employee benefit plan subject to Title I of ERISA; (2) a plan or account subject to Section 4975 of the Code; or (3) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

2.Subject to the terms and conditions set forth herein: (a) the Company agrees to issue and sell to the Underwriters 3,736,723 Firm Shares and the Selling Shareholder agrees to sell to the Underwriters 2,761,925 Firm Shares, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Shareholder the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto plus any additional Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof, at a purchase price per share of $13.02 (the “Purchase Price”); and (b) in the event and to the extent that the Underwriters shall exercise their option to purchase Option Shares as provided below, the Selling Shareholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Shareholder, at the Purchase Price, the number of Option Shares set forth opposite the name of such Underwriter in Schedule I hereto plus any additional Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.

The Selling Shareholder hereby grants to the Underwriters the right to purchase, at their election, up to 974,797 Option Shares at the Purchase Price.  The Underwriters may exercise their option to purchase such Option Shares in whole or in part from time to time only by written notice from the Representatives to the Company and the Selling Shareholder, given within a period of 30 calendar days after the date of the Prospectus and setting forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by the Representatives but in no event earlier than the Closing Date or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.  No Option Shares shall be sold and delivered unless all of the Firm Shares previously have been, or simultaneously are, sold and delivered.

The Shares to be sold by the Selling Shareholder hereunder, including certificates in negotiable form for the Shares (if the Shares are certificated), have been placed in custody, for delivery under this Agreement, pursuant to the Custody Agreement made with American Stock Transfer & Trust Company, LLC, as custodian (the “Custodian”), and the Power of Attorney.  The Selling Shareholder agrees that the Shares held in custody for the Selling Shareholder under the Custody Agreement and the Power of Attorney are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholder for such custody are to that extent irrevocable and that the obligations of the Selling Shareholder hereunder shall not be terminated by operation of law.  If the Selling Shareholder should dissolve or otherwise cease to exist before the delivery of the Shares hereunder, the Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such dissolution or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such dissolution or other event.

3.It is understood that the several Underwriters propose to offer the Firm Shares and, to the extent the Underwriters exercise their option to purchase Option Shares pursuant to Section

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2 hereof, the Option Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

4.The Company and the Custodian will deliver the Firm Shares to the Representatives, in book-entry form in such authorized denominations and registered in such names as the Representatives may request in writing, through the facilities of the Depository Trust Company (“DTC”) for the accounts of the Underwriters, against payment of the Purchase Price therefor in Federal (same day) funds by wire transfer drawn to the order of the Company, in the case of the Firm Shares issued and sold by the Company, and to or on behalf of the Selling Shareholder, in the case of the Firm Shares sold by the Selling Shareholder, at the office of Latham & Watkins LLP, 330 North Wabash Avenue, Suite 2800, Chicago, Illinois 60611 at 10:00 a.m. (Eastern time) on November 21, 2017, or at such other time not later than five full business days thereafter as the Representatives and the Company may agree upon in writing (such time, the “Closing Date”).  For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Shares.

Each time of delivery of and payment for the Option Shares (each, an “Option Closing Date”), which may be the Closing Date, shall be determined by the Representatives as provided above.  The Selling Shareholder will deliver the Option Shares being purchased on each Option Closing Date to the Representatives, in book-entry form in such authorized denominations and registered in such names as the Representatives may request in writing, through the facilities of DTC for the accounts of the Underwriters, against payment of the Purchase Price therefor in Federal (same day) funds by wire transfer drawn to the order of the Company, at the office of Latham & Watkins LLP set forth above, at 10:00 a.m. (Eastern time) on such Option Closing Date.

5.The Company covenants and agrees with each of the Underwriters as follows in each case, with respect to the subject matter hereof:

(a)The Company, subject to Section 5(b) hereof, will comply with the requirements of Rule 430A under the Securities Act and will notify the Representatives promptly, and confirm the notice in writing: (i) when any post-effective amendment to the Registration Statement shall become effective, or any amendment or supplement to the Prospectus shall have been filed, to furnish the Representatives with copies thereof, and to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; (ii) of the receipt of any comments or other correspondence from the Commission; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or Issuer Free Writing Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes; and (v) if the Company ceases to be an emerging growth company at any time prior to the later of (1) the completion of the distribution of the Shares within the meaning of the Securities Act and (2) the 180-day restricted period referred to in Section 5(i) hereof.  The Company will effect the filings necessary pursuant to Rule 424(b) under the Securities Act in accordance with the time periods

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specified therein and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, will promptly file such prospectus.  The Company will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including the Rule 462(b) Registration Statement, if any), any amendment, supplement or revision to the Prospectus or any Issuer Free Writing Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)The Company shall take such actions as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that nothing in this Section 5(c) shall require the Company to qualify as a foreign corporation in any jurisdiction in which it is not already so qualified, to file a general consent to service of process in any jurisdiction, to qualify in any jurisdiction as a broker-dealer or to subject itself to taxation in any jurisdiction if it is not otherwise so subject.

(d)The Company has delivered to each Underwriter, without charge, as many written and electronic copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for the purposes permitted by the Securities Act.  The Company will furnish to each Underwriter, without charge, prior to 5:00 P.M. on the business day next succeeding the date hereof and from time to time thereafter during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), such number of written and electronic copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)The Company will comply with the Securities Act and the Rules and Regulations so as to permit the completion of the distribution of the Shares as contemplated herein and in the Prospectus.  If at any time when, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of either counsel for the Underwriters or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact required to be

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stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, or if it is necessary, in the opinion of either counsel for the Underwriters or counsel for the Company, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Rules and Regulations, the Company will promptly prepare and file with the Commission, subject to Section 5(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of written and electronic copies of such amendment or supplement as the Underwriters may reasonably request.  The Company will provide the Representatives with notice of the occurrence of any event during the period specified above that may give rise to the need to amend or supplement the Registration Statement or the Prospectus as provided in the preceding sentence promptly after the occurrence of such event.  If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(f)The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

(g)The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Pricing Prospectus under the heading “Use of Proceeds.”

(h)The Company will use its best efforts to effect the listing of the Common Stock (including the Shares) on the Exchange, subject only to official notice of issuance.

(i)During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock; whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (1) the Shares to be sold hereunder, (2) the issuance of options to

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acquire shares of Common Stock or any other awards of Common Stock granted pursuant to the Company’s benefit plans existing on the date hereof that are described in the Pricing Disclosure Package, as such plans may be amended, (3) the issuance of shares of Common Stock upon the exercise of any such options, or (4) issuances of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock in connection with mergers, acquisitions, joint ventures or other strategic transactions, provided that the securities so issued pursuant to this clause (4) do not exceed, in the aggregate, 5% of the total outstanding shares of Common Stock on a fully diluted basis.

(j)If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a “lock-up” agreement described in Section 9(p) hereof for an officer or director of the Company and provide the Company with notice of such impending release or waiver at least three business days before the effective date of such release or waiver, the Company agrees to announce such impending release or waiver by a press release substantially in the form attached as Exhibit C hereto through a major news service at least two business days before the effective date of such release or waiver.

(k)The Company, during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder (including any permitted extensions thereof).

(l)During a period of two years from the effective date of the Registration Statement, the Company will furnish to the Representatives copies of all reports or other communications (financial or other) furnished to shareholders generally, and will deliver to the Representatives as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed, it being understood and agreed that the inclusion of any such report or other information in a report filed with the Commission through its EDGAR system shall be deemed to satisfy the requirements of this paragraph.

(m)If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company will file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M. (Eastern time) on the date hereof, and at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(o)If so requested by the Representatives, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date hereof, to the Representatives an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Shares.  As used herein, the term “electronic Prospectus” means a form of the most recent Preliminary Prospectus, any Permitted Issuer Free Writing Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives and the other Underwriters to offerees

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and purchasers of the Shares; (ii) it shall disclose the same information as the paper format thereof; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access thereto at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally).  If so requested by the Representatives, the Company will include in the Prospectus filed with the Commission an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper Preliminary Prospectus, Issuer Free Writing Prospectus or Prospectus to such investor or representative.

6.(a)The Company represents and agrees that, without the prior written consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act); each Underwriter represents and agrees that, without the prior written consent of the Company and the Representatives, it has not made and will not make any offer or authorize any other person to may any offer relating to the Shares that would constitute a free writing prospectus; and any Permitted Issuer Free Writing Prospectus, the use of which has been consented to by the Company and the Representatives, is listed on Schedule III hereto;

(b)The Selling Shareholder represents and agrees that it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus;

(c)The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show;

(d)The Company agrees that if at any time following the issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided,  however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in strict conformity with information furnished to the Company in writing by an Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section 10(b) hereof.

7.The Selling Shareholder covenants and agrees with each of the Underwriters that the Selling Shareholder will deliver to the Representatives, prior to or at the Closing Date, a properly completed and executed U.S. Treasury Department Form W-9 (or other applicable form

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or statement specified by the U.S. Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibilities Act of 1982 with respect to the transactions herein contemplated.

8.The Company and the Selling Shareholder covenant and agree with the several Underwriters that, whether or not the transactions herein contemplated are consummated: (a) the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including, but not limited to: (i) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, each Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus, and amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) all fees and expenses in connection with the registration of the Shares under the Exchange Act; (iii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iv) all fees and expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(c) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey, such fees not to exceed $5,000; (v) all fees and expenses in connection with listing the Common Stock (including the Shares) on the Exchange; (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters not to exceed $25,000 in connection with, any required review by FINRA of the terms of the sale of the Shares; (vii) the cost of preparing, issuing and delivering any stock certificates representing the Shares to the Underwriters; (viii) any stock or other transfer taxes payable in connection with the delivery of the Shares to the Underwriters; (ix) the cost and charges of any transfer agent or registrar; (x) the costs and expenses of the Company relating to any investor presentations or road show presentations (including electronic roadshows) undertaken in connection with the offering and sale of the Shares, including, without limitation, expenses associated with preparation and dissemination of any road show, expenses associated with any road show slides and graphics, reasonable fees and expenses of any consultants engaged in connection with road show presentations with written approval of the Company and travel, food and lodging expenses of the Company’s representatives, officers and such consultants; and (xi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 8; and (b) the Selling Shareholder will pay or cause to be paid all expenses incident to the performance of its obligations hereunder, including, but not limited to: (i) all expenses and taxes incident to the sale and delivery of the Shares to be sold by the Selling Shareholder to the Underwriters hereunder; (ii) the fees, disbursements and expenses of the Selling Shareholder’s counsel and other advisors; and (iii) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 8.  It is understood that, except as specifically provided in this Section 8 and Sections 10 and 13 hereof, the Underwriters will pay all of their own expenses, including the fees of their counsel, travel (including 50% of any chartered aircraft in which Company personnel are also traveling), food, lodging and other expenses incurred in connection with any investor presentations or road show presentations, stock

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transfer taxes on any resale of Shares by them and any advertising expenses connected with any offers of the Shares that they may make.

9.The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or each Option Closing Date, as the case may be, are subject to the following additional conditions:

(a)(i) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M. (Eastern time) on the date hereof; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives.

(ii) No stop order suspending the effectiveness of the Registration Statement or any part thereof, or suspending or preventing the use of the Prospectus or any part thereof or any Issuer Free Writing Prospectus, shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any state securities commission.

(b)(i) The representations and warranties of the Company contained herein shall be true and correct on and as of the Closing Date or any Option Closing Date, as the case may be, as if made on and as of the Closing Date or such Option Closing Date, as the case may be, and the Company shall have complied with all agreements and performed all obligations required to be complied with or performed hereunder at or prior to the Closing Date or such Option Closing Date, as the case may be; and (ii) the representations and warranties of the Selling Shareholder contained herein shall be true and correct on and as of the Closing Date or any Option Closing Date, as the case may be, as if made on and as of the Closing Date or such Option Closing Date, as the case may be, and the Selling Shareholder shall have complied with all agreements and performed all obligations required to be complied with or performed hereunder at or prior to the Closing Date or such Option Closing Date, as the case may be.

(c)Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or any Option Closing Date, as the case may be, there shall not have occurred, nor shall any notice have been given of: (i) any downgrading in the rating accorded to any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)(2) under the Securities Act); or (ii) any public announcement that any such organization has under surveillance or review its rating of any of the Company’s debt securities (other than an announcement with positive implications of a possible upgrading, and no implications of a possible downgrading, of such rating).

(d)(i) Neither the Company nor any Subsidiary shall have sustained, since the date of the latest audited financial statements included in the Pricing Prospectus and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other

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calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Pricing Prospectus; and (ii) since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, (1) there shall have been no change in the capital stock or long-term debt of the Company or any Subsidiary and (2) there shall have been no Material Adverse Effect, or any development involving a prospective Material Adverse Effect; the effect of which, in any such case described in clause (i) or (ii), is in the reasonable judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Closing Date or any Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Pricing Prospectus.

(e)the Company shall have furnished to the Representatives, on the Closing Date or any Option Closing Date, as the case may be, a certificate of two executive officers of the Company, at least one of whom has specific knowledge about the Company’s financial matters, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives, as to the matters set forth in Sections 9(a)(ii),  9(b)(i) and 9(d) hereof.

(f) The Selling Shareholder shall have furnished to the Representatives, on the Closing Date or any Option Closing Date, as the case may be, a certificate of an executive officer of the Selling Shareholder, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives, as to the matters set forth in Section 9(b)(ii) hereof.

(g)On the Closing Date or any Option Closing Date, as the case may be, Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., counsel for the Company, shall have furnished to the Representatives their favorable written opinion and negative assurance letter, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance reasonably satisfactory to counsel for the Underwriters.

(h)On the Closing Date or any Option Closing Date, as the case may be, Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., counsel for the Selling Shareholder, shall have furnished to the Representatives their favorable written opinion, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance reasonably satisfactory to counsel for Underwriters.

(i)On the Closing Date or any Option Closing Date, as the case may be, Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to the Representatives their favorable written opinion and negative assurance letter, dated the Closing Date or such Option Closing Date, as the case may be, with respect to the due authorization and valid issuance of the Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

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(j)On the effective date of the Registration Statement and the effective date of any post-effective amendment thereto filed subsequent to the date hereof, Grant Thornton LLP shall have furnished to the Representatives a letter, dated the date of delivery thereof, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Prospectus and the Prospectus.

(k)On the Closing Date or any Option Closing Date, as the case may be, Grant Thornton LLP shall have furnished to the Representatives a letter, dated the Closing Date or such Option Closing Date, as the case may be, to the effect that they reaffirm the statements made in the letter or letters furnished pursuant to Section 9(j) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or such Option Closing Date, as the case may be.

(l)On the effective date of the Registration Statement, the effective date of any post-effective amendment thereto filed subsequent to the date hereof, the Company shall have furnished to the Representatives a certificate of the Chief Financial Officer of the Company, dated the date of delivery thereof, in form and substance reasonably satisfactory to the Representatives, with respect to certain financial data contained in the Registration Statement, the Pricing Prospectus and the Prospectus, providing “management comfort” with respect to such information.

(m)On the Closing Date or any Option Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate of the Chief Financial Officer of the Company, dated the Closing Date or such Option Closing Date, as the case may be, to the effect that he reaffirms the statements made in the certificate furnished pursuant to Section 9(l) hereof.

(n)The Shares to be delivered on the Closing Date or any Option Closing Date, as the case may be, shall have been approved for listing on the Exchange, subject to official notice of issuance.

(o)Prior to the Closing Date or any Option Closing Date, as the case may be, FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.

(p)The Representatives shall have received “lock-up” agreements, each substantially in the form attached as Exhibit B hereto, from the Selling Shareholder and from all of the officers and directors of the Company and such agreements shall be in full force and effect on the Closing Date or any Option Closing Date, as the case may be.

(q)On or prior to the Closing Date or any Option Closing Date, as the case may be, the Company and the Selling Shareholder shall have furnished to the Representatives such further information, certificates and documents as the Representatives shall reasonably request.

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(r)On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by any federal, Maryland or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere; if the effect of any such event specified in clause (iv) or (v) in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Closing Date or any Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus;

If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, the Representatives may terminate this Agreement, subject to the provisions of Section 13 hereof, by prompt written notice to the Company at any time at or prior to the Closing Date or any Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 13 hereof.

10.(a)The Company and the Selling Shareholder, jointly and severally, agree to indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses (including, without limitation, reasonable attorneys’ fees and any reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any such claims or actions), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Selling Shareholder will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with information furnished to the Company in writing by an Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter is the information described as such in Section 10(b) hereof.

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(b)Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signs the Registration Statement  and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the Selling Shareholder, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including, without limitation, reasonable attorneys’ fees and any reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any road show, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with information furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Pricing Prospectus and the Prospectus: the concession figure appearing in the ninth paragraph under the caption “Underwriting” and the information contained in the sixteenth through the twentieth paragraphs under the caption “Underwriting.”

(c)Promptly after receipt by an indemnified party under Section 10(a) or 10(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify each party from whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability that it may have under this Section 10 except to the extent that the indemnifying party has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure).  In the event that any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel for the indemnifying party).  After notice from the indemnifying party to an indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  Notwithstanding the foregoing, the indemnified party shall have the right to employ

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its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment of such counsel has been authorized in writing by the indemnifying party in connection with the defense of such action; (ii) the indemnifying party has not employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action; or (iii) such indemnified party has reasonably concluded that there may be defenses available to it that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party); in any of which events such fees and expenses shall be borne by the indemnifying party. In no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which an indemnified party is or could have been a party and indemnification or contribution could have been sought hereunder unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.  No indemnifying party shall be liable for any settlement of any pending or threatened action or claim effected without its written consent.

(d)If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an indemnified party under Sections 10(a) or 10(b) hereof in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10(d).  The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 10(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such actions or claims.  Notwithstanding the provisions of this Section 10(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this Section 10(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the parties to this Agreement contained in this Section 10 are not exclusive and shall be in addition to any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

11.If any Underwriter or Underwriters default in its or their obligations to purchase Shares hereunder on the Closing Date or any Option Closing Date and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of Shares that the Underwriters are obligated to purchase on the Closing Date or such Option Closing Date, as the case may be, the Representatives may make arrangements satisfactory to the Company and the Selling Shareholder for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date or such Option Closing Date, as the case may be, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase on the Closing Date or such Option Closing Date, as the case may be.  If any Underwriter or Underwriters so default and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase exceeds ten percent (10%) of the total number of Shares that the Underwriters are obligated to purchase on the Closing Date or such Option Closing Date, as the case may be, and arrangements satisfactory to the Representatives, the Company and the Selling Shareholder for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate, subject to the provisions of Section 13 hereof, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholder, except as provided in Section 13 hereof (provided that if such default occurs with respect to any Option Shares after the Closing Date, this Agreement will not terminate as to the Firm Shares or any Option Shares purchased prior to such termination).  In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the

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Company shall have the right to postpone the Closing Date or such Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Prospectus or any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.    Nothing herein will relieve a defaulting Underwriter from liability for its default.

12.Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to any Option Shares which have yet to be purchased) may be terminated, subject to the provisions of Section 13 hereof, by the Representatives, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or any Option Closing Date, as the case may be: (a) trading generally on the New York Stock Exchange, the NYSE American, the NASDAQ Global Select Market or the NASDAQ Global Market shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental or regulatory authority; (b) trading of any securities of or guaranteed by the Company or any Subsidiary shall have been suspended on any exchange or in any over-the-counter market; (c) a general moratorium on commercial banking activities in the states of New York or Maryland shall have been declared by federal, New York State or Maryland state authorities, or a new restriction materially adversely affecting the distribution of the Firm Shares or the Option Shares, as the case may be, shall have become effective; or (d) there has occurred any material adverse change in the U.S. or international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any adverse change or development involving a prospective adverse change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Representatives, impracticable to market the Shares to be delivered on the Closing Date or such Option Closing Date, as the case may be, or to enforce contracts for the sale of the Shares.

If this Agreement is terminated pursuant to this Section 12, such termination will be without liability of any party to any other party except as provided in Section 13 hereof.

13.The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, of the Selling Shareholder and of the several Underwriters set forth in or made pursuant hereto will remain in full force and effect, regardless of any investigation (or statement as to the results thereof) made by or on behalf of any Underwriter, the Company, the Selling Shareholder or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares.  If the purchase of the Shares by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 11 or 12 hereof (other than as a result of the occurrence of an event described in Section 12(b) hereof) or as a result of, or in reliance upon, the failure to satisfy the condition set forth in Section 9(r) hereof (other than as a result of the occurrence of the event described in Section 9(r)(ii) hereof), the Company and the Selling Shareholder shall, jointly and severally, reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in making preparations for the purchase, sale and delivery of the Shares, and the Company and the Selling Shareholder shall then have no further liability to any Underwriter except as provided in

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Sections 8 and 10 hereof. If this Agreement is terminated solely pursuant to Section 11 hereof, the Company shall then have no liability to any Underwriter except as provided in Sections 8 and 10 hereof. If this Agreement is terminated pursuant to Section 12 hereof (other than as a result of the occurrence of an event described in Section 12(b) hereof) or as a result of, or in reliance upon, the failure to satisfy the condition set forth in Section 9(r) hereof (other than as a result of the occurrence of the event described in Section 9(r)(ii) hereof ), the Company and the Selling Shareholder shall then have no liability to any Underwriter except as provided in Sections 8 and 10 hereof and for the reimbursement of the fees and expenses of the Underwriters pursuant to the terms of (i) the engagement letter entered into between the Company and Stifel on July 14, 2017 and (ii) the engagement letter entered into between the Company and Credit Suisse on August 21, 2017, each relating to the offering of the Shares contemplated hereby.  In addition, if any Shares have been purchased pursuant to this Agreement, the representations and warranties in Section 1 hereof and all obligations under Sections 5,  6 and 7 hereof shall also remain in effect.

14.This Agreement shall be binding upon the Underwriters, the Company, and the Selling Shareholder. This Agreement shall inure solely to the benefit of the Underwriters, the Company, the Selling Shareholder and, to the extent provided in Section 10 hereof, the officers and directors of such parties and each person who controls such parties, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of Shares from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

15.All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives, c/o Stifel, Nicolaus & Company, Incorporated, One Montgomery Street, Suite 3700, San Francisco, CA 94104, Attn: Syndicate, and c/o Credit Suisse Securities (US) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention LCD-IBD; provided, however, that any notice to an Underwriter pursuant to Section 10 hereof shall be given to such Underwriter.  Notices to the Company shall be given to it at Bluegreen Vacations Corporation, 4960 Conference Way North, Suite 100, Boca Raton, Florida 33431; Attention: Chief Financial Officer.  Notices to the Selling Shareholder shall be given to it at Woodbridge Holdings, LLC, 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301, Attention: Chief Financial Officer.

16.This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

17.THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW THAN THE LAWS OF THE STATE OF NEW YORK.

18.The Company agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated hereby will be tried exclusively in the federal courts located in the City of New York, New York or, if such courts do not have subject matter

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jurisdiction, in any state court located in the City of New York, New York, and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19.The Company and the Selling Shareholder acknowledge and agree that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the several Underwriters, on the other hand; and the Selling Shareholder is capable of evaluating and understanding, and does accept, the terms, risks and conditions of the transactions contemplated hereby; (ii) in connection therewith and with the process leading to such transactions, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, the Selling Shareholder or their respective shareholders, creditors, employees; (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Shareholder on other matters) or any other obligation to the Company or the Selling Shareholder except the obligations expressly set forth herein; and (iv) each of the Company and the Selling Shareholder has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company and the Selling Shareholder severally agree that each will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Shareholder in connection with such transaction or the process leading thereto.

20.The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions.  The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the accounts of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions herein contemplated.

21.Notwithstanding anything herein to the contrary, the Company and the Selling Shareholder are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholder relating to that treatment and structure, without the Underwriters imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply

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with securities laws.  For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22.This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Shareholder and the Underwriters, or any of them, with respect to the subject matter hereof.

23.The Company, the Selling Shareholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Selling Shareholder and the several Underwriters in accordance with its terms.

Very truly yours,

BLUEGREEN VACATIONS CORPORATION

By:  /s/ Anthony M. Puleo____________________

       Name: Anthony M. Puleo

       Title: EVP, CFO and Treasurer

WOODBRIDGE HOLDINGS LLC

By:  /s/ Alan B. Levan_______________________

       Name: Alan B. Levan

       Title: Manager/Vice President

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Accepted as of the date hereof:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

CREDIT SUISSE SECURITIES (USA) LLC

By: Stifel, Nicolaus & Company, Incorporated

By: /s/ Craig M. DeDomenico

      Name: Craig M. DeDomenico

      Title: Managing Director

For themselves and as Representatives of the

other Underwriters named in Schedule I hereto

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Accepted as of the date hereof:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

CREDIT SUISSE SECURITIES (USA) LLC

By: Credit Suisse Securities (USA) LLC

By: /s/ Renos Savvides______

      Name: Renos Savvides

      Title: Director

For themselves and as Representatives of the

other Underwriters named in Schedule I hereto

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SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased	Number of Option Shares To Be Purchased if Option Exercised In Full
Stifel, Nicolaus, & Company, Incorporated	2,696,939	404,541
Credit Suisse Securities (USA) LLC	2,696,939	404,541
Merrill Lynch, Pierce, Fenner & Smith Incorporated	649,865	97,480
SunTrust Robinson Humphrey, Inc.	454,905	68,235
Total	6,498,648	974,797

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SCHEDULE II

Selling Shareholder	Number of Firm Shares To Be Sold	Number of Option Shares To Be Sold if Option Exercised In Full
Woodbridge Holdings, LLC	2,761,925	974,797
Total	2,761,925	974,797

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SCHEDULE III

Issuer Free Writing Prospectuses

None.

Pricing Information

Initial Public Offering Price: $14.00 per share

Number of Shares: 6,498,648

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SCHEDULE IV

[●]

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SCHEDULE V

[●]

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EXHIBIT A

FORM OF CUSTODY AGREEMENT AND POWER OF ATTORNEY

[PROVIDED UNDER SEPARATE COVER]

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EXHIBIT B

FORM OF LOCK-UP AGREEMENT

[_____], 2017

Bluegreen Vacations Corporation

4960 Conference Way North, Suite 100

Boca Raton, Florida 33431

Stifel, Nicolaus & Company, Incorporated

Credit Suisse Securities (USA) LLC

c/o Stifel, Nicolaus & Company, Incorporated

One South Street, 15th Floor

Baltimore,  Maryland 21202

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and among Bluegreen Vacations Corporation, a Florida corporation (the “Company”), Stifel, Nicolaus & Company, Incorporated and Credit Suisse Securities (USA) LLC, as representatives (the “Representatives”) of the several underwriters named therein (the “Underwriters”), and the selling shareholder named therein (the “Selling Shareholder”) in connection with the potential initial public offering (the “Offering”) of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), pursuant to a Registration Statement on Form S-1 (the “Registration Statement”).

As an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby agrees that from the date hereof and until 180 days after the date of the final prospectus relating to the Offering (such 180 day period, the “Lock-Up Period”), the undersigned will not (and will cause any immediate family member of the undersigned living in the undersigned’s household, any partnership, corporation or other entity within the undersigned’s control, and any trustee of any trust that holds Common Stock or other securities of the Company for the benefit of the undersigned or any immediate family member of the undersigned not to), in each case, without the prior written consent of the Representatives, which consent may be withheld in their sole discretion: (1) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock, whether now owned or hereafter acquired, or enter into a transaction which would have the same effect; (2) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) or (2) is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of shares of Common Stock or

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securities convertible into or exchangeable or exercisable for shares of Common Stock; or (4) publicly disclose the intention to do any of the foregoing.

If the undersigned is an officer or director of the Company, the undersigned agrees that the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” shares of Common Stock that the undersigned may purchase in the Offering. The Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock by an officer or director of the Company, the Representatives will notify the Company of the impending release or waiver, and the Company has agreed or will agree in the Underwriting Agreement to announce such impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representatives pursuant to this paragraph shall become effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply to the extent (a) the release or waiver relates to a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the terms of this Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The restrictions set forth in this Agreement shall not apply to: (a) sales of Common Stock in the Offering; (b) sales of Common Stock acquired in the open market after the completion of the Offering, provided that no public announcement or filing under Section 16(a) of the Exchange Act shall be required or voluntarily made in connection therewith; (c) bona fide gifts by the undersigned; (d) transfers of shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock by will or estate or intestate succession to the Undersigned’s immediate family, or to a trust for the benefit of the undersigned or the undersigned’s immediate family; (e) transfers or distributions of shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock to limited partners, members, subsidiaries, stockholders or affiliates of, or other entities controlled or managed by, the undersigned (to the extent the undersigned is a partnership, limited liability company or corporation); (f) the exercise of options to purchase shares of Common Stock, or the vesting, award, delivery or settlement of shares of Common Stock, and the receipt by the undersigned from the Company of shares of Common Stock thereunder, in each case pursuant to the Company’s stock option or equity-based compensation plans that are described in the Registration Statement, provided that the shares of Common Stock received upon such exercise, vesting, award, delivery or settlement shall be subject to the restrictions set forth herein, and provided further that no public announcement or filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Common Stock shall be required or voluntarily made in connection with this clause (f) during the Lock-Up Period; or (g) if then permitted by the Company, the establishment of a trading plan that satisfies the requirements of Section 10b5-1 of the Exchange Act, provided that no Common Stock may be sold pursuant to such trading plan during the Lock-Up Period, and provided further that no public announcement or filing under the Exchange Act regarding the establishment of such trading plan shall be required or voluntarily made by the undersigned or the Company during the Lock-Up Period.  In the case of any transfer or distribution pursuant to clauses (c), (d) or (e): (i) each resulting transferee shall execute and deliver to the Representatives an agreement, satisfactory to the Representatives,

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agreeing to be bound by the terms of this Agreement as if an original party hereto; (ii) any such transfer shall not involve a transfer for consideration; and (iii) no public announcement or filing under Section 16(a) of the Exchange Act shall be required or voluntarily made during the Lock-Up Period, other than a required filing on Form 5 for which the filing deadline falls during the Lock-Up Period.  For purposes of this Agreement, “immediate family member” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to (a) decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement and (b) place legends and stop transfer instructions on shares of Common Stock owned or beneficially owned by the undersigned against the transfer of any such shares of Common Stock except in compliance with the foregoing restrictions.

This Agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law rules.  This Agreement shall lapse and become null and void if (i) the Offering shall not have occurred on or before January 31, 2018, (ii) the Company notifies the Representatives in writing that it does not intend to proceed with the Offering, (iii) the Representatives notify the Company and the Selling Shareholder in writing that they do not intend to proceed with the Offering or (iv) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder.

Very truly yours,

Name:

Date:

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EXHIBIT C

FORM OF PRESS RELEASE

Bluegreen Vacations Corporation
[Date]

Bluegreen Vacations Corporation (the “Company”) announced today that Stifel, Nicolaus & Company, Incorporated and Credit Suisse Securities (USA) LLC, the book-running managing underwriters in the recent public offering of [_____] shares of the Company’s common stock, are [waiving/releasing] a lock-up restriction with respect to [_____] shares of the Company’s common stock held by [certain officers or directors / an officer or director] of the Company.  The [waiver/release] will take effect on [date], and the shares of the Company’s common stock may be sold on or after such date.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

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